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                                                                  EXHIBIT 23(a)

                                 July 16, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                        RE: ALUMINUM COMPANY OF AMERICA

  We are aware that our report, dated April 6, 1998, of our review of interim financial information of Aluminum Company of America (the "Company") and subsidiaries for the three-month period ended March 31, 1998, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in this Registration Statement on Form S-3 for the registration of Debt Securities, Warrants to purchase Senior Debt Securities, Preferred Stock and Common Stock of the Company and Trust Preferred Securities of Alcoa Trust I. Pursuant to Rule 436(e) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                          PricewaterhouseCoopers LLP